Exhibit 32

CERTIFICATIONS

I, Hai Yan Huang, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Getpokerrakeback.com on Form 10-Q for the fiscal quarter ended November 30, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Getpokerrakeback.com.

IN WITNESS WHEREOF, the undersigned has executed this statement this 16th day of January 2009.

/s/ Hai Yan Huang
Hai Yan Huang
Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Getpokerrakeback.com and will be retained by Getpokerrakeback.com and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.